Exhibit 99.77(o)

ITEM 77O - Transactions effected pursuant to Rule 10f-3

Fund Name	Security Name	Date of Purchase	Broker/Dealer Purchased From	Affiliated/Principal Underwriter of Syndicate
VY® JPMorgan Small Cap Core Equity Portfolio	AdvancePierre Foods Holdings, Inc.	1/19/17	Morgan Stanley and Co. LLC	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Ocular Therapeutix, Inc.	1/23/17	CantorFitzgerald and Co.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	AnaptysBio	1/26/17	Stifel Nicolaus and Company	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Jeld-Wen Holding, Inc.	1/27/17	Citgroup Global Markets, Inc.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Jounce Therapeutics, Inc.	1/27/17	Cowen and Company	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Houlihan Lokey	2/9/17	Merrill Lynch	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	The GEO Group, Inc.	3/8/17	Suntrust Robinson Humphrey	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Mulesoft, Inc.	3/17/17	Goldman Sachs and Co.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Alteryx Inc.	3/24/17	Goldman Sachs and Co.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Schneider International	4/6/17	UBS Securities LLC	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Okta, Inc	4/7/17	Goldman Sachs and Co.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Cadence Bancorp	4/13/17	Goldman Sachs and Co.	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Yext	4/13/17	Morgan Stanley and Co LLC	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Cloudera	4/28/17	Morgan Stanley and Co LLC	JPMorgan Securities
VY® JPMorgan Small Cap Core Equity Portfolio	Kinsale Capital Group, Inc	5/12/17	William Blair and Co.	JPMorgan
VY® JPMorgan Small Cap Core Equity Portfolio	Jeld-Wen Holding, Inc.	5/25/17	Citgroup Global Markets, Inc.	JPMorgan
VY® JPMorgan Small Cap Core Equity Portfolio	Mersana Therapeutics, Inc	6/28/17	Leerink Partners LLC	JPMorgan
VY® JPMorgan Emerging Markets Equity Portfolio	Becle Sab de CV 144A	2/9/17	Morgan Stanley and Co LLC	JPMorgan Securities
VY® JPMorgan Emerging Markets Equity Portfolio	Netmarble Games Corporation	4/21/17	Citigroup Global Mkts Korea SECS	JPMorgan Securities